Exhibit 99.1

Apollo Global Management, LLC Reports Second Quarter 2011 Results

•	Economic Net Income of $140 million for the second quarter ended June 30, 2011, up 510% from $23 million in the second quarter of 2010

•	Total revenue of $309 million for the second quarter of 2011, up 290% from $79 million in the second quarter of 2010

•	Total assets under management (“AUM”) of $72 billion as of June 30, 2011, up 32% from $55 billion as of June 30, 2010

•	GAAP net loss attributable to Apollo Global Management, LLC of $51 million for the second quarter of 2011, compared to a $75 million net loss in the second quarter of 2010

•	Apollo declares a second quarter distribution of $0.24 per Class A share

New York, August 9, 2011 – Apollo Global Management, LLC (NYSE: APO) and its consolidated subsidiaries (collectively, “Apollo”) today reported results for the second quarter ended June 30, 2011.

Total Economic Net Income (“ENI”) was $139.6 million for the second quarter of 2011, an increase of $116.7 million or 510% compared to ENI for the second quarter of 2010. The increase was primarily driven by Apollo’s Incentive Business, which reported $94.8 million of ENI for the second quarter of 2011, an increase of $133.4 million compared to the second quarter of 2010, which was largely the result of higher carried interest income in Apollo’s private equity segment. Apollo’s Management Business reported $44.8 million of ENI for the second quarter of 2011 compared to Management Business ENI of $34.0 million for the second quarter of 2010, after excluding a $27.5 million gain from insurance proceeds received during the second quarter of 2010.

Apollo’s total revenue grew significantly during the second quarter of 2011 compared to the second quarter of 2010. Total revenue was $308.9 million during the second quarter of 2011, an increase of $229.6 million or 290% versus the second quarter of 2010. Total revenue was primarily driven by $152.9 million of carried interest income in the incentive business during the second quarter of 2011, which improved by $216.8 million compared to the second quarter of 2010. Management fee revenue of $121.2 million in the second quarter of 2011 increased $15.0 million or 14% versus the second quarter of 2010, and net transaction and advisory fee revenue of $23.6 million for the second quarter of 2011 decreased slightly from $26.8 million during the second quarter of 2010.

Total AUM was $71.7 billion as of June 30, 2011, compared to $54.5 billion as of June 30, 2010, an increase of $17.2 billion, or 32%. The growth in total AUM was driven by appreciation in the underlying value of the fund investments managed by Apollo. Fee-generating AUM was $48.9 billion as of June 30, 2011, compared to $43.2 billion as of June 30, 2010, an increase of $5.7 billion, or 13%.

GAAP results for the second quarter ended June 30, 2011 included a net loss attributable to Apollo Global Management, LLC of $51.0 million, compared to a net loss attributable to Apollo Global Management, LLC of $75.1 million during the second quarter ended June 30, 2010. GAAP results for the six months ended June 30, 2011 included a net loss attributable to Apollo Global Management, LLC of $12.8 million, compared to a net loss attributable to Apollo Global Management, LLC of $135.8 million during the six months ended June 30, 2010.

Private Equity Segment

ENI from Apollo’s private equity segment was $117.5 million for the second quarter of 2011, compared to $42.2 million for the second quarter of 2010. The significant improvement in ENI was primarily driven by a $178.6 million increase in carried interest income, partially offset by a corresponding $79.1 million increase in profit sharing expense, as well as a $24.4 million decrease in other income that was primarily the result of a gain from insurance proceeds received during the second quarter of 2010.

Carried interest income from Apollo’s private equity segment was $139.0 million for the second quarter of 2011, which includes realized gains of $171.4 million that was primarily driven by the sale of Hughes Communication’s Inc., a portfolio company investment in Fund IV, as well as interest income received from Fund VI and Fund VII debt investments.

As of June 30, 2011, Fund VII generated an annual gross and net IRR of 41% and 29%, respectively, since its inception in 2008, while Fund VI, which began investing in 2006 during the peak of the credit and housing market boom, generated an annual gross and net IRR of 14% and 11%, respectively, since its inception in 2006. Uncalled private equity commitments, or “dry powder”, was $9.9 billion as of June 30, 2011.

Capital Markets Segment

ENI from Apollo’s capital markets segment was $17.8 million for the second quarter of 2011, compared to a $13.2 million economic net loss for the second quarter of 2010. The growth in ENI was primarily driven by a $38.2 million increase in carried interest income from the Incentive Business of the capital markets segment, partially offset by a corresponding $24.3 million increase in profit sharing expense.

Carried interest income from the capital markets segment was $25.1 million for the second quarter of 2011, which included $18.5 million of realized gains that were driven by the sale of investments in the senior credit funds along with interest and dividend income generated by AINV, and unrealized gains of $6.6 million that were primarily driven by the appreciation of investments in Apollo’s senior credit funds.

Apollo has continued to build scale in its capital markets businesses through new products and acquisitions, particularly in senior loans. In the second quarter of 2011, Apollo successfully raised $461 million for its third new collateralized loan obligation (CLO) since last year. In addition, subsequent to the end of the second quarter, Apollo agreed, subject to certain terms and conditions, to acquire Gulf Stream Asset Management (“Gulf Stream”), which currently manages 10 Collateralized Loan Obligations (“CLOs”) with more than $3 billion in AUM. The transaction is expected to close during the third quarter of 2011.

Real Estate Segment

Apollo’s real estate segment had economic net income of $4.3 million for the second quarter of 2011, compared to a $6.1 million loss for the second quarter of 2010. Total revenues for the real estate segment during the second quarter of 2011 were $9.7 million, as compared to $1.6 million in the second quarter of 2010. The $8.1 million increase in revenues was primarily driven by increased management fees following Apollo’s acquisition of Citi Property Investors (“CPI”) in November 2010. Other income for the second quarter of 2011 includes an $8.0 million gain for the reimbursement of previously incurred offering costs related to the launch of Apollo Commercial Real Estate Finance, Inc (“ARI”’).

During the second quarter of 2011, Apollo’s AGRE U.S. Real Estate Fund, L.P. (“AGRE U.S.”) held a second closing, and subsequent to the end of the quarter, AGRE U.S. announced a joint venture with Driftwood Hospitality Management to acquire, renovate and reflag full-service hotels across the United States.

Apollo’s real estate AUM has increased compared to the prior year. As of June 30, 2011, AUM was $7.6 billion, compared to $2.1 billion at June 30, 2010.

Capital and Liquidity

As of June 30, 2011, Apollo had $837.0 million of cash and cash equivalents and $738.8 million of debt. These amounts exclude cash and debt associated with Apollo’s consolidated funds and consolidated variable interest entities. As of June 30, 2011, Apollo also had a $2,201.0 million carried interest receivable and corresponding profit sharing payable of $836.5 million, resulting in a net carried interest receivable of $1,364.5 million. At June 30, 2011, Apollo also had equity method investments of $298.4 million.

Distribution

Apollo Global Management, LLC has declared a second quarter 2011 cash distribution of $0.24 per Class A share, which comprises a regular distribution of $0.07 per Class A share and a quarterly distribution of $0.17 per Class A share paid largely as a result of continued incentive realizations and interest income received during the quarter. This distribution will be paid on August 29, 2011 to holders of record at the close of business on August 22, 2011.

Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its net after-tax cash flow in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, we cannot assure shareholders that they will receive any distributions.

Conference Call

Apollo will host a conference call on Tuesday, August 9, 2011 at 10:00 am EDT. During the call Marc Spilker, President; Gene Donnelly, Chief Financial Officer; and Gary Stein, Head of Corporate Communications, will review Apollo’s financial results. The conference call can be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and by providing conference call ID #86757371 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo’s website at www.agm.com.

Following the call a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 642-1687 (U.S. callers) or +1 (706) 645-9291 (non-U.S. callers), passcode 86757371. To access the audio webcast, please visit Events in the Investor Relations section of Apollo’s website at www.agm.com.

From time to time, Apollo may use its website as a channel of distribution of material company information. Financial and other important information regarding Apollo is routinely posted and accessible on the Investor Relations section of Apollo’s website at www.agm.com. In addition, you may automatically receive email alerts and other information about Apollo by enrolling your email within the “Email Alerts” area of the Investor Relations section of the website.

About Apollo

Apollo is a leading global alternative asset manager with offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $72 billion as of June 30, 2011, in private equity, credit-oriented capital markets and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information

For inquiries regarding Apollo Global Management, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Patrick M. Parmentier, CPA

Investor Relations Manager

Apollo Global Management, LLC

212-822-0472

pparmentier@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com

Forward-Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, capital markets or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s prospectus filed in accordance with Rule 424(b) of the Securities Act with the Securities and Exchange Commission (“SEC”) on March 30, 2011, and such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(dollars in thousands, except share data)

	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
Revenues:
Advisory and transaction fees from affiliates	$23,556	$26,844	$42,972	$37,913
Management fees from affiliates	121,187	106,112	239,337	209,916
Carried interest income (loss) from affiliates	164,133	(53,676)	722,909	55,045

Total Revenues	308,876	79,280	1,005,218	302,874

Expenses:
Compensation and benefits:
Equity-based compensation	287,358	279,960	570,965	553,606
Salary, bonus and benefits	64,286	60,289	136,355	120,059
Profit sharing expense	70,733	(32,566)	287,818	5,950
Incentive fee compensation	(3,594)	6,314	6,565	9,259

Total Compensation and benefits	418,783	313,997	1,001,703	688,874
Interest expense	10,327	9,502	21,209	20,324
Professional fees	12,992	9,539	30,353	22,404
General, administrative and other	22,502	16,990	39,109	31,503
Placement fees	575	680	1,114	4,541
Occupancy	7,925	5,361	15,151	10,808
Depreciation and amortization	6,902	6,041	12,948	12,146

Total Expenses	480,006	362,110	1,121,587	790,600

Other Income (Loss):
Net gains (losses) from investment activities	63,311	(11,005)	221,240	100,716
Net (losses) gains from investment activities of consolidated variable interest entities	(12,369)	(19,432)	4,719	(265)
Income (loss) from equity method investments	5,370	(1,712)	27,196	6,168
Interest income	612	300	870	662
Other income, net	13,111	25,264	21,174	21,906

Total Other Income (Loss)	70,035	(6,585)	275,199	129,187

(Loss) income before income tax provision	(101,095)	(289,415)	158,830	(358,539)
Income tax provision	(3,550)	(12,727)	(12,370)	(16,782)

Net (Loss) Income	(104,645)	(302,142)	146,460	(375,321)
Net loss (income) attributable to Non-Controlling Interests	53,656	227,018	(159,293)	239,515

Net Loss Attributable to Apollo Global Management, LLC	$(50,989)	$(75,124)	$(12,833)	$(135,806)

Dividends Declared per Class A Share	$0.22	$0.07	$0.39	$0.07

Net Loss Per Class A Share:
Net Loss Per Class A Share – Basic and Diluted	$(0.46)	$(0.79)	$(0.19)	$(1.42)

Weighted Average Number of Class A Shares – Basic and Diluted	120,963,248	96,346,032	109,652,330	96,065,452

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Total Combined Segments:

	Three Months Ended						Six Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	June 30, 2010	June 30, 2011
Management Business:
Advisory and transaction fees from affiliates	$11.1	$26.8	$19.5	$22.3	$19.4	$23.6	$37.9	$43.0
Management fees from affiliates	103.8	106.2	106.7	114.5	118.2	121.2	210.0	239.4
Carried interest income from affiliates
Realized gains	12.1	10.2	11.5	13.6	12.5	11.2	22.3	23.7

Total management business revenues	127.0	143.2	137.7	150.4	150.1	156.0	270.2	306.1

Compensation and benefits(1)	59.8	60.3	60.4	69.1	72.1	64.3	120.1	136.4

Interest expense	10.8	9.5	7.3	7.8	10.9	10.3	20.3	21.2
Professional fees	12.6	9.1	9.6	29.6	17.1	12.8	21.7	29.9
General, administrative and other	14.0	16.3	14.1	19.1	16.2	22.1	30.3	38.3
Placement fees	3.9	0.7	(0.8)	0.5	0.5	0.6	4.6	1.1
Occupancy	5.4	5.4	5.9	6.4	7.2	7.9	10.8	15.1
Depreciation and amortization	6.1	6.0	5.9	6.2	6.1	6.9	12.1	13.0

Total non-compensation expenses	52.8	47.0	42.0	69.6	58.0	60.6	99.8	118.6

Total management business expenses	112.6	107.3	102.4	138.7	130.1	124.9	219.9	255.0

Other (loss) income	(3.0)	25.6	49.2	125.0	8.3	13.7	22.6	22.0

Management Business Economic Net Income	11.4	61.5	84.5	136.7	28.3	44.8	72.9	73.1

Incentive Business:

Carried interest income (loss);
Unrealized gains (losses)	45.2	(117.2)	311.8	1,115.6	411.4	(25.8)	(72.0)	385.6
Realized gains	51.4	53.3	9.1	82.4	134.8	178.7	104.7	313.5

Total carried interest income (loss)	96.6	(63.9)	320.9	1,198.0	546.2	152.9	32.7	699.1

Profit sharing expense:
Unrealized profit sharing expense	21.8	(53.3)	116.7	419.3	167.6	(9.6)	(31.5)	158.0
Realized profit sharing expense	16.8	20.7	2.7	10.5	49.5	80.4	37.5	129.9

Total profit sharing expense	38.6	(32.6)	119.4	429.8	217.1	70.8	6.0	287.9

Incentive fee compensation	2.9	6.3	2.1	8.8	10.1	(3.6)	9.2	6.5

Net gains from investment activities	—	—	—	—	17.8	2.3	—	20.1
Income (loss) from equity method investments	10.6	(1.0)	31.4	39.9	25.1	6.8	9.6	31.9

Total Other Income (Loss)	10.6	(1.0)	31.4	39.9	42.9	9.1	9.6	52.0
Incentive Business Economic Net Income (Loss)	65.7	(38.6)	230.8	799.3	361.9	94.8	27.1	456.7

Total Economic Net Income	$77.1	$22.9	$315.3	$936.0	$390.2	$139.6	$100.0	$529.8

(1)	Share-based compensation expense is excluded from compensation and benefits in the table above. Share-based compensation expense comprises amortization of AOG units, RSUs, share options, ARI restricted stock awards, ARI RSUs and AAA RDUs. The combined amounts related to the RSUs and share options (excluding RSUs granted in connection with the 2007 private placement) were $1.7 million, $8.6 million, $9.8 million, $10.5 million, $13.2 million and $17.0 million for the three months ended March 31, June 30, September 30 and December 31, 2010, March 31, 2011 and June 30, 2011, respectively, and $30.2 and $10.3 million for the six months ended June 30, 2011 and 2010, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Private Equity Segment:

	Three Months Ended						Six Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	June 30, 2010	June 30, 2011
Management Business:
Advisory and transaction fees from affiliates	$7.8	$24.3	$17.0	$11.4	$15.1	$21.6	$32.1	$36.7
Management fees from affiliates	64.3	65.1	64.5	65.5	65.5	65.4	129.4	130.9

Total management business revenues	72.1	89.4	81.5	76.9	80.6	87.0	161.5	167.6

Compensation and benefits:
Salary, bonus and benefits	33.2	30.3	34.2	36.3	37.8	27.8	63.5	65.6
Other expenses	28.9	26.0	24.5	28.1	25.8	28.9	54.9	54.7

Total management business expenses	62.1	56.3	58.7	64.4	63.6	56.7	118.4	120.3

Other (loss) income	(0.9)	28.1	42.4	92.6	5.1	3.7	27.2	8.8

Management Business Economic Net Income	9.1	61.2	65.2	105.1	22.1	34.0	70.3	56.1

Incentive Business:

Carried interest income:
Unrealized gains (losses)	57.5	(83.7)	228.1	1,049.6	323.1	(32.4)	(26.2)	290.7
Realized gains	12.4	44.1	—	13.1	118.6	171.4	56.5	290.0

Total carried interest income (loss)	69.9	(39.6)	228.1	1,062.7	441.7	139.0	30.3	580.7

Profit sharing expense:
Unrealized profit sharing expense	34.4	(38.3)	97.2	392.6	147.1	(17.4)	(3.9)	129.7
Realized profit sharing expense	5.7	19.2	—	8.9	45.1	77.4	24.9	122.5

Total profit sharing expenses	40.1	(19.1)	97.2	401.5	192.2	60.0	21.0	252.2

Income from equity method investments	7.7	1.5	17.7	23.8	15.8	4.5	9.2	20.3

Incentive Business Economic Net Income (Loss)	37.5	(19.0)	148.6	685.0	265.3	83.5	18.5	348.8

Total Economic Net Income	$46.6	$42.2	$213.8	$790.1	$287.4	$117.5	$88.8	$404.9

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Capital Markets Segment:

	Three Months Ended						Six Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	June 30, 2010	June 30, 2011
Management Business:
Advisory and transaction fees from affiliates	$3.3	$2.5	$2.5	$10.9	$4.3	$2.0	$5.8	$6.3
Management fees from affiliates	37.8	39.5	40.4	42.6	43.4	46.1	77.3	89.5
Carried interest income from affiliates
Realized gains	12.1	10.2	11.5	13.6	12.5	11.2	22.3	23.7

Total management business revenues	53.2	52.2	54.4	67.1	60.2	59.3	105.4	119.5

Compensation and benefits:
Salary, bonus and benefits	22.9	23.9	21.3	25.8	24.5	28.6	46.8	53.1
Other expenses	22.2	19.2	11.9	30.2	26.6	24.4	41.4	51.0

Total management business expenses	45.1	43.1	33.2	56.0	51.1	53.0	88.2	104.1

Other (loss) income	(2.2)	(2.5)	6.8	8.9	2.7	0.5	(4.7)	3.2

Management Business Economic Net Income	5.9	6.6	28.0	20.0	11.8	6.8	12.5	18.6

Incentive Business:

Carried interest income (loss):
Unrealized (losses) gains	(12.3)	(33.5)	83.7	66.0	88.3	6.6	(45.8)	94.9
Realized gains	39.0	9.2	9.1	69.3	16.2	7.3	48.2	23.5

Total carried interest income (loss)	26.7	(24.3)	92.8	135.3	104.5	13.9	2.4	118.4

Profit sharing expense:
Unrealized profit sharing expense	(12.6)	(15.0)	19.5	26.7	20.5	7.8	(27.6)	28.3
Realized profit sharing expense	11.1	1.5	2.7	1.6	4.4	3.0	12.6	7.4

Total profit sharing expense	(1.5)	(13.5)	22.2	28.3	24.9	10.8	(15.0)	35.7

Incentive fee compensation	2.9	6.3	2.1	8.8	10.1	(3.6)	9.2	6.5

Net gains from investment activities	—	—	—	—	17.8	2.3	—	20.1
Income (loss) from equity method investments	3.1	(2.7)	13.6	16.6	9.1	2.0	0.4	11.1

Total other income (loss)	3.1	(2.7)	13.6	16.6	26.9	4.3	0.4	31.2

Incentive Business Economic Net Income (Loss)	$28.4	$(19.8)	$82.1	$114.8	$96.4	$11.0	$8.6	$107.4

Total Economic Net Income (Loss)	$34.3	$(13.2)	$110.1	$134.8	$108.2	$17.8	$21.1	$126.0

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Real Estate Segment:

	Three Months Ended						Six Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	June 30, 2010	June 30, 2011
Management Business:
Advisory and transaction fees from affiliates	$—	$—	$—	$—	$—	$—	$—	$—
Management fees from affiliates	1.6	1.6	1.8	6.4	9.3	9.7	3.2	19.0

Total management business revenues	1.6	1.6	1.8	6.4	9.3	9.7	3.2	19.0

Compensation and benefits:
Salary, bonus and benefits	3.7	6.1	4.9	7.0	9.8	7.9	9.8	17.7
Other expenses	1.7	1.8	5.6	11.3	5.5	7.3	3.5	12.8

Total management business expenses	5.4	7.9	10.5	18.3	15.3	15.2	13.3	30.5

Other income	0.1	—	—	23.5	0.5	9.5	0.1	10.0

Management Business Economic Net (Loss) Income	(3.7)	(6.3)	(8.7)	11.6	(5.5)	4.0	(10.0)	(1.5)

Incentive Business:

Carried interest income:
Unrealized gains	—	—	—	—	—	—	—	—
Realized gains	—	—	—	—	—	—	—	—

Total carried interest income	—	—	—	—	—	—	—	—

Profit sharing expense:
Unrealized profit sharing expense	—	—	—	—	—	—	—	—
Realized profit sharing expense	—	—	—	—	—	—	—	—

Total profit sharing expense	—	—	—	—	—	—	—	—

(Loss) income from equity method investments	(0.1)	0.2	0.1	(0.5)	0.1	0.3	0.1	0.4

Incentive Business Economic Net (Loss) Income	(0.1)	0.2	0.1	(0.5)	0.1	0.3	0.1	0.4

Total Economic Net (Loss) Income	$(3.8)	$(6.1)	$(8.6)	$11.1	$(5.4)	$4.3	$(9.9)	$(1.1)

APOLLO GLOBAL MANAGEMENT, LLC

RECONCILIATION OF U.S.GAAP NET INCOME TO ECONOMIC NET INCOME (UNAUDITED)

(dollars in millions)

Reconciliation of U.S.GAAP Net (Loss) Income to Economic Net Income:

	Three Months Ended						Six Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	June 30, 2010	June 30, 2011
Net (Loss) Income Attributable to Apollo Global Management, LLC	$(60.7)	$(75.1)	$24.1	$206.3	$38.2	$(51.0)	$(135.8)	$(12.8)
Impact of non-cash charges related to equity-based compensation:
AOG units	258.3	258.4	258.0	258.2	258.2	258.2	516.7	516.4
RSUs:
Plan grants:
Private placements awards (1)	12.8	12.1	11.9	11.8	11.9	11.9	24.9	23.8
Other plan grant awards	1.1	4.6	4.0	4.3	7.1	6.1	5.7	13.2

Bonus grants	0.6	4.0	5.8	5.9	4.7	9.1	4.6	13.8

Total RSUs	14.5	20.7	21.7	22.0	23.7	27.1	35.2	50.8
Share options	—	—	—	0.3	1.4	1.8	—	3.2
ARI restricted stock awards and ARI RSUs	0.2	0.2	0.2	0.2	0.2	0.2	0.4	0.4
AAA RDUs	0.6	0.7	2.0	2.2	0.1	0.1	1.3	0.2

Total non-cash charges related to equity-based compensation	273.6	280.0	281.9	282.9	283.6	287.4	553.6	571.0
Income tax provision	4.1	12.7	30.9	44.1	8.8	3.6	16.8	12.4
Net loss (income) of Metals Trading Fund	1.2	1.3	(0.2)	—	—	—	2.5	—
Net income attributable to Non-Controlling Interests in consolidated entities (2)	2.5	7.3	3.5	3.0	3.6	1.6	9.8	5.2
Net (loss) income attributable to Non-Controlling Interests in Apollo Operating Group	(143.6)	(203.3)	(24.9)	399.7	56.0	(102.0)	(346.9)	(46.0)

Economic Net Income	$77.1	$22.9	$315.3	$936.0	$390.2	$139.6	$100.0	$529.8

(1)	Represents awards granted in connection with the 2007 private placement.
(2)	Excludes Non-Controlling Interests attributable to AAA and consolidated VIEs.

Non-GAAP Financial Information

Economic Net Income, or ENI, is a key performance measure used by management in evaluating the performance of Apollo’s private equity, capital markets and real estate segments, as management believes the amount of management fees, advisory and transaction fees and carried interest income are indicative of the Company’s performance. Management also uses ENI in making key operating decisions such as the following:

•	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

•	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

•

Decisions related to compensation expense, such as determining annual discretionary bonuses to its employees. As it relates to compensation, management seeks to align the interests of certain professionals and selected other individuals who have a profit sharing interest in the carried interest income earned in relation to the funds, with those of the investors in such funds and those of the Company’s shareholders. To achieve that objective, a certain amount of compensation is based on the Company’s performance and growth for the year.

ENI is a measure of profitability and has certain limitations in that it does not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

Assets Under Management—Fee-Generating/Non-Fee Generating

The table below displays fee-generating and non-fee generating AUM by segment as of June 30, 2011 and 2010 and December 31, 2010.

	As of June 30,		As of December 31,
	2011	2010	2010
	(in millions)
AUM-Fee-Generating/Non-Fee-Generating:
Private equity	$40,430	$33,466	$38,799
Fee-generating	27,729	27,455	27,874
Non-fee-generating	12,701	6,011	10,925

Capital markets	23,684	18,964	22,283
Fee-generating	18,064	15,335	16,484
Non-fee-generating	5,620	3,629	5,799

Real estate	7,600	2,103	6,469
Fee-generating	3,058	448	2,679
Non-fee-generating	4,542	1,655	3,790

Total assets under management	71,714	54,533	67,551
Fee-generating	48,851	43,238	47,037
Non-fee-generating	22,863	11,295	20,514

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total AUM and AUM for each of our segments for the three and six months ended June 30, 2011 and 2010:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in millions)
Change in Total AUM:
Beginning of Period	$69,959	$56,206	$67,551	$53,609
Income (loss)	1,601	(840)	4,433	622
Subscriptions	1,116	150	1,818	753
Distributions/redemptions	(1,612)	(694)	(3,342)	(2,122)
Change in leverage	650	(289)	1,254	1,671

End of Period	$71,714	$54,533	$71,714	$54,533

Change in Private Equity AUM:
Beginning of Period	$39,578	34,416	$38,799	$34,002
Income (loss)	868	(383)	2,834	928
Subscriptions	—	—	—	—
Distributions	(998)	(417)	(2,209)	(1,329)
Change in leverage	982	(150)	1,006	(135)

End of Period	$40,430	$33,466	$40,430	$33,466

Change in Capital Markets AUM:
Beginning of Period	$23,834	$19,256	$22,283	$19,112
Income (loss)	340	(496)	1,216	(365)
Subscriptions	539	150	1,144	395
Distributions/redemptions	(307)	(183)	(826)	(610)
Change in leverage	(722)	237	(133)	432

End of Period	$23,684	$18,964	$23,684	$18,964

Change in Real Estate AUM:
Beginning of Period	$6,547	$2,534	$6,469	$495
Income	393	39	383	59
Subscriptions	577	—	674	358
Distributions/redemptions	(307)	(94)	(307)	(183)
Change in leverage	390	(376)	381	1,374

End of Period	$7,600	$2,103	$7,600	$2,103

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE

Investment Record

Private Equity

The following table summarizes the investment record for our private equity fund portfolios except for AAA. All amounts are as of June 30, 2011, unless otherwise noted:

	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized (1)	Total Value	As of June 30, 2011		As of December 31, 2010
							Gross IRR	Net IRR	Gross IRR	Net IRR
		(in millions)
Fund VII	2008	$14,676	$8,863	$4,234	$9,600	$13,834	41%	29%	46%	32%
Fund VI	2006	10,136	11,627	4,327	12,209	16,536	14	11	13	10
Fund V	2001	3,742	5,192	11,151	1,720	12,871	62	45	62	45
Fund IV	1998	3,600	3,481	6,458	495	6,953	12	9	11	9
Fund III	1995	1,500	1,499	2,615	101	2,716	18	12	18	12
Fund I, II & MIA(2)	1990/92	2,220	3,773	7,924	––	7,924	47	37	47	37

Total		$35,874	$34,435	$36,709	$24,125	$60,834	39%	26%	39%	26%

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time.

Capital Markets

The following table summarizes the investment record for certain funds with a defined maturity date, and internal rate of return since inception, or “IRR”, which is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date above. All amounts are as of June 30, 2011, unless otherwise noted:

							As of June 30, 2011		As of December 31, 2010
	Year of Inception	Committed Capital	Total Invested Capital	Realized	Unrealized (1)	Total Value	Gross IRR	Net IRR	Gross IRR	Net IRR
		(in millions)
FCI(2)	2011	$290.3	$202.7	$—	$213.0	$213.0	N/A	N/A	N/A	N/A
AIE II(3)	2008	299.4	621.5	536.1	313.9	850.0	25.6%	20.5%	27.5%	21.8%
COF I	2008	1,484.9	1,613.2	788.4	2,260.0	3,048.4	30.8	27.6	32.5	29.0
COF II	2008	1,583.0	2,188.7	957.9	1,816.1	2,774.0	15.5	13.1	17.4	14.9
ACLF	2007	984.0	1,448.5	658.7	858.6	1,517.3	12.4	11.5	12.1	11.2
Artus	2007	106.6	190.1	24.1	178.4	202.5	4.0	3.8	3.0	2.8
EPF(3)	2007	1,878.0	1,402.4	797.1	977.7	1,774.8	16.4	8.5	14.8	7.9

Total		$6,626.2	$7,667.1	$3,762.3	$6,617.7	$10,380.0

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Financial Credit Investment I, L.P. (“FCI”) was formed during the first quarter of 2011. Apollo does not intend to disclose returns for funds that have not been investing for at least 24 months as we do not believe such return information is meaningful.
(3)	Funds denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.45 as of June 30, 2011.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE

The following table summarizes the investment record for certain funds with no maturity date, except AIE I which is winding down. All amounts are as of June 30, 2011, unless otherwise noted:

			Net Return
	Year of Inception	Net Asset Value as of June 30, 2011	Since Inception to June 30, 2011	For the Six Months Ended June 30, 2011	For the Six Months Ended June 30, 2010	Since Inception to December 31, 2010	For the Year Ended December 31, 2010
		(in millions)
AFT(1)	2011	$296.0	N/A	N/A	N/A	N/A	N/A
AAOF	2007	288.1	13.6%	(1.9)%	2.9%	15.8%	12.5%
SOMA(2)	2007	1,108.8	45.3	3.2	7.5	40.7	16.9
AIE I(3)	2006	96.4	(41.7)	11.4	23.9	(47.7)	32.4
AINV(4)	2004	1,961.0	49.8	6.0	(3.3)	41.3	4.8
Value Funds	2003/2006	933.1	71.2	3.2	4.3	65.9	12.2

(1)	The Apollo Senior Floating Rate Fund Inc. (“AFT”) was formed during the first quarter of 2011. Apollo does not intend to disclose returns for funds that have not been investing for at least 24 months as we do not believe such return information is meaningful.
(2)	SOMA returns for primary mandate, which follows similar strategies as the Value Funds and excludes SOMA’s investments in other Apollo funds.
(3)	Fund denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.45 as of June 30, 2011.
(4)	Return amounts for Apollo Investment Corporation, a closed-end, non-diversified management investment company that trades under the symbol “AINV”, represent net asset value returns. Net asset value for AINV and related return information is shown as of March 31, 2011.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE

Real Estate

The following table summarizes the investment record for our real estate funds. Each fund included in the table below did not begin investing the majority of its capital, or was not the manager for, at least 24 months prior to the valuation date of June 30, 2011. Due to the limited investment period for these funds, return information is not provided since we do not believe such information is meaningful. All amounts are as of June 30, 2011, unless otherwise noted:

	Year of Inception	Raised Capital(6)	Gross Assets		Current Net Asset Value		Net IRR
	(in millions)
ARI(1)	2009	$304.7	$902.5		$294.4	(7)	N/A	(8)
CMBS Funds	Various	535.5	1,577.7		305.7		N/A	(8)
AGRE U.S. Real Estate Fund, L.P(2).	2011	384.9	10.8		9.7		N/A	(8)
CPI Capital Partners North America	2006	600.0	179.2		178.2		N/A	(9)
CPI Capital Partners Asia Pacific(3)	2006	1,291.6	581.8		574.6		N/A	(9)
CPI Capital Partners Europe(4)	2006	1,685.1	502.5		501.4		N/A	(9)
CPI Other(5)	Various	5,049.4	N/A	(10)	1,424.9		N/A	(10)

(1)	Amounts as of March 31, 2011.
(2)	AGRE U.S. Real Estate Fund, L.P., a newly formed closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held closings in January 2011 and June 2011 for a total of $134.9 million in base capital commitments and $250 million in additional commitments
(3)	U.S. dollar denominated.
(4)	Funds denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.45 as of June 30, 2011.
(5)	CPI Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an asset management and administrative agreement.
(6)	Reflects initial gross raised capital and does not include distributions subsequent to capital raise.
(7)	Represents U.S. GAAP equity.
(8)	Returns are not presented because dates are prior to 24 months from inception of the fund.
(9)	As part of the CPI acquisition, the company acquired general partner interests in fully invested funds. The net IRRs from the inception of the respective fund to June 30, 2011 were (11.9%), (0.2%) and (18.7%) for CPI Capital Partners North America, Asia Pacific and Europe, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo has only become the general partner or manager of these funds since completing the acquisition on November 12, 2010.
(10)	CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Gross assets and return data is therefore not considered meaningful as we perform primarily an administrative role.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SEGMENT INFORMATION

Supplemental Segment Information

Private Equity Dollars Invested and Uncalled Commitments

The following table summarizes the private equity dollars invested during the specified reporting periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
	(in millions)
Private equity dollars invested	$565	$1,967	$1,367	$2,263

The following table summarizes the uncalled private equity commitments as of June 30, 2011 and December 31, 2010:

	As of June 30, 2011	As of December 31, 2010
	(in millions)
Uncalled private equity commitments	$9,911	$10,345

Cost and Fair Value of our Funds’ Investments by Segment

The following table provides a summary of the cost and fair value of our funds’ investments by segment. The cost and fair values of our private equity investments represent the current invested capital and unrealized values, respectively, in Fund VII, Fund VI, Fund V and Fund IV.

	As of June 30, 2011		As of December 31, 2010
	(in millions)
Private Equity:
Cost	$14,459		$14,322
Fair Value	24,024		22,485

Capital Markets:
Cost	$10,216	(4)	$10,226
Fair Value	12,193	(4)	11,476

Real Estate (1):
Cost	$4,110	(2)	$4,028	(3)
Fair Value	3,528	(2)	3,368	(3)

(1)	The cost and fair value of the real estate investments represent the cost and fair value, respectively, of the current unrealized invested capital for the ARI, CMBS Funds, AGRE U.S. Real Estate Fund L.P., CPI Capital Partners NA, CPI Capital Partners Asia Pacific, and CPI Capital Partners Europe funds.
(2)	Includes CPI Funds with investment cost and fair value of $1,717 million and $1,130 million, respectively, as of June 30, 2011. Also includes ARI amounts that are reported as of March 31, 2011 given that the fund has not yet publicly disclosed its second quarter 2011 results. Additionally, ARI includes loans at amortized cost.
(3)	All amounts as of September 30, 2010 and include CPI Funds investment cost of $1,763 million and fair value of $1,080 million. Additionally, ARI includes loans at amortized cost.
(4)	Includes AINV amounts that are reported as of March 31, 2011.

As of June 30, 2011, approximately 47% of the fair value of our fund investments was determined using market based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 53% was determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, capital markets and real estate segments, the percentage determined using market based valuation methods was 42%, 55% and 42%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME

SUMMARY

The table below presents an analysis of our (i) carried interest receivable and (ii) realized and unrealized carried interest income as of and for the six months ended June 30, 2011:

	As of June 30, 2011		For the Three Months Ended June 30, 2011			For the Six Months Ended June 30, 2011
	Carried Interest Receivable		Unrealized Carried Interest Income	Realized Carried Interest Income	Total Carried Interest Income	Unrealized Carried Interest Income	Realized Carried Interest Income	Total Carried Interest Income
	(in millions)
Private Equity Funds:
Fund VII	$701.6		$23.2	$15.0	$38.2	$96.8	$89.6	$186.4
Fund VI	834.2		10.4	44.0	54.4	185.9	63.1	249.0
Fund V	179.1		14.4	—	14.4	2.6	24.9	27.5
Fund IV	132.5		(86.3)	112.4	26.1	(3.5)	112.4	108.9
AAA	21.5		5.9	—	5.9	8.9	—	8.9

Total Private Equity Funds	$1,868.9		$(32.4)	$171.4	$139.0	$290.7	$290.0	$580.7

Capital Markets Funds:
Distressed and Event-Driven Hedge Funds (Value Funds, SOMA, AAOF)	$28.1		$(11.8)	$0.1	$(11.7)	$11.7	$1.5	$13.2
Mezzanine Funds (AIE II, AINV)	30.4		(1.1)	8.4	7.3	4.3	20.9	25.2
Non-Performing Loan Fund (EPF)	45.2		27.6	—	27.6	44.6	—	44.6
Senior Credit Funds (COF I/COF II, ACLF)	227.9		(8.6)	10.0	1.4	33.8	24.9	58.7
Other (FCI)	0.5		0.5	—	0.5	0.5	—	0.5

Total Capital Markets Funds	$332.1		$6.6	$18.5	$25.1	$94.9	$47.3	$142.2

Total	$2,201.0	(1)	$(25.8)	$189.9	$164.1	$385.6	$337.3	$722.9

(1)	There was a corresponding profit sharing payable of $836.5 million that results in a net carried interest receivable amount of $1,364.5 million as of June 30, 2011.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SHARE INFORMATION

The table below presents a Non-GAAP weighted average diluted shares outstanding for the three and six months ended June 30, 2011 and 2010:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Total GAAP Weighted Average Outstanding Class A Shares:
Basic and Diluted	120,963,248	96,346,032	109,652,330	96,065,452
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000	240,000,000	240,000,000
Vested RSUs	15,050,637	12,441,785	15,195,574	12,180,464

Non-GAAP Weighted Average Diluted Shares Outstanding	376,013,885	348,787,817	364,847,904	348,245,916

The table below presents a Non-GAAP diluted shares outstanding as of June 30, 2011 and 2010:

	As of June 30,
	2011	2010
Total GAAP Outstanding Class A Shares:
Basic and Diluted	121,721,490	96,346,032
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000
Vested RSUs	16,629,276	13,761,029

Non-GAAP Diluted Shares Outstanding	378,350,766	350,107,061

Note:	In addition to fully diluted shares outstanding above, there were approximately 6.5 million and 5.7 million unvested RSUs that participate in distributions as of June 30, 2011 and 2010, respectively.